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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------


                                  FORM 8-K/A-2

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              --------------------


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 10, 2004


                               INPUT/OUTPUT, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                        1-2691                 22-2286646
(State or Other Jurisdiction       (Commission File No.)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)
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                             12300 PARC CREST DRIVE
                              STAFFORD, TEXAS 77477
               (Address of Principal Executive Offices) (Zip Code)

                                 ( 281) 933-3339
              (Registrant's Telephone Number, Including Area Code)
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                                EXPLANATORY NOTE

      This Amendment on Form 8-K/A-2 of Input/Output, Inc. amends the company's
Current Report on Form 8-K which was filed with the Securities and Exchange
Commission ("SEC") on May 11, 2004, and amended by Form 8-K/A-1 filed with the SEC on May 28, 2004 to add a new Item 2 and revise Item 7 thereof. The amendment modifies the company's prior disclosures concerning the company's proposed acquisition of GX Technology Corporation and the financing for such acquisition.
These amendments describe the closing of the acquisition and the financing and modify the disclosures previously set forth in Item 5 and the pro forma financial data which give effect to this acquisition. No amendments were made to any historical financial data relating to either the company or GX Technology
Corporation.

      This amendment is being filed in accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended. For purposes of this Form 8-K/A-2, each item of the company's Form 8-K filed on May 11, 2004, as amended by its Form 8-K/A-1 filed on May 28, 2004 and that was affected by this amendment, has been amended and restated in its entirety. No attempt has been made in this Form
8-K/A-2 to modify or update other disclosures as presented in the original Form
8-K or the Form 8-K/A-1, except as required to reflect such amendments.
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On June 14, 2004, in accordance with the terms of a Stock Purchase
Agreement dated as of May 10, 2004, as amended by that certain First Amendment to Stock Purchase Agreement dated as of June 11, 2004, Input/Output, Inc., a
Delaware corporation ("IO"), announced that it had purchased all of the equity interest of GX Technology Corporation, a Texas corporation ("GXT"), through a combination of cash and stock option value totaling approximately $150.0 million. The $150.0 million purchase price includes the assumption of approximately $4.5 million in debt and IO stock options having a value of approximately $14.6 million. The amount of the consideration paid was determined by arms' length negotiation among the parties.

      GXT, headquartered in Houston, Texas, is a leading provider of seismic imaging technology data processing and subsurface imaging services to oil and gas companies.

      The principal source of the cash component of the purchase price was the net proceeds of approximately $131.3 million to IO from an underwritten public offering of 20,209,631 shares of IO common stock, par value $0.01 per share, which were priced at $7.00 per share on June 8, 2004. Of the shares sold in the offering, 20,000,000 shares were sold by IO and 209,631 shares were sold by certain selling stockholders, none of whom were IO directors, officers, employees or their affiliates. IO did not receive any proceeds from the sale of the stock by the selling stockholders. In addition, IO granted the underwriters a 30-day option to purchase up to an additional 3,031,445 shares of IO common stock. The remainder of the cash consideration paid was from the company's cash on hand.

      In connection with the offering, IO terminated all or a portion of the outstanding GXT stock options and assumed certain outstanding GXT stock options, the terms of which now provide that such stock options represent options to purchase up to 2,916,590 shares of IO common stock at a weighted average exercise price of $1.98 per share.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (a)   Financial statements of business acquired

                  * Consolidated financial statements of GX Technology
            Corporation and its subsidiaries as of March 31, 2004 (unaudited), June 30, 2003 and 2002 (audited), and for the years ended June 30,
            2003, 2002 and 2001 (audited) and the nine-month periods ended March
            31, 2004 and March 31, 2003 (unaudited), the notes thereto and independent auditors' report.

            (b)   Pro forma financial information

                  Unaudited Pro Forma Statement of Income for the year ended December 31, 2003

                  Unaudited Pro Forma Statement of Income for the three months ended March 31, 2004.

                  Unaudited Pro Forma Balance Sheet as of March 31, 2004
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                  Notes to Pro Forma Financial Information

            (c)   Exhibits

                  *10.1 Stock Purchase Agreement dated as of May 10, 2004, by and among GX Technology Corporation, Input/Output, Inc.
                         and the Sellers that are parties thereto, filed as
                         Exhibit 2.1 to the Company's Registration Statement on
                         Form S-3 filed with the Securities and Exchange
                         Commission on May 10, 2004, and incorporated herein by reference.

                  10.2   First Amendment to Stock Purchase Agreement dated as of
                         June 11, 2004.

                  *99.1  Consent of Deloitte & Touche LLP.



      * Previously filed with the company's Current Report on Form 8-K, filed with the SEC on May 11, 2004.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       INPUT/OUTPUT, INC.
                                       (Registrant)


                                       By:  /s/ David L. Roland
                                            -----------------------------------
                                            David L. Roland
                                            Vice President - General Counsel
                                            and Corporate Secretary


Date: June 14, 2004
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                                  EXHIBIT INDEX

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
EXHIBIT NO.  DESCRIPTION
-----------  -----------
*10.1        Stock Purchase Agreement dated as of May 10, 2004, by and among GX
             Technology Corporation, Input/Output, Inc. and the Sellers that are parties thereto, filed as Exhibit 2.1 to the Company's Registration
             Statement on Form S-3 filed with the Securities and Exchange
             Commission on May 10, 2004, and incorporated herein by reference.

10.2         First Amendment to Stock Purchase Agreement dated as of June 11,
             2004.

*99.1        Consent of Deloitte & Touche LLP.
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* Previously filed with the company's Current Report on Form 8-K, filed with the
SEC on May 11, 2004.